Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of November 19, 2017, by and between MARVELL TECHNOLOGY GROUP LTD., a Bermuda exempted company (“Parent”), and Syed B. Ali (“Stockholder”), a stockholder of CAVIUM, INC., a Delaware corporation (the “Company”).

RECITALS

A.    Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of common stock of the Company.

B.    Parent, Kauai Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive a combination of cash and Parent Common Shares (as defined in the Merger Agreement), as provided in the Merger Agreement.

D.    The Merger Agreement contemplates that the Company’s stockholders will vote on the adoption of the Merger Agreement and approve the transactions contemplated therein, including the Merger.

E.    Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)    “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

(b)    Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

(c)    “Person” shall mean any: (i) individual; (ii) corporation, limited liability company, partnership, trust or other entity; or (iii) governmental authority.

(d)    “Subject Securities” shall mean: (i) all shares of Company Common Stock Owned by Stockholder as of the date of this Agreement with respect to which Stockholder has voting rights; and (ii) all additional shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Expiration Date with respect to which Stockholder has voting rights. Stockholder’s Subject Securities shall not include any Company Common Stock that Stockholder sells or otherwise disposes of following the date of this Agreement.

(e)    “Voting Expiration Date” shall mean the earliest of: (i) the date upon which the Merger Agreement is validly terminated; (ii) the date upon which the Merger becomes effective; (iii) the date of any amendment, modification or supplement to the Merger Agreement, in each such case if such amendment, modification or supplement materially and adversely affects the economic interests or share ownership of the Company’s stockholders; (v) the date upon which Parent and Stockholder agree to terminate this Agreement in writing; (vi) the date upon which the board of directors of Parent makes a Parent Adverse Recommendation Change; (vii) the date upon which the board of directors of the Company makes a Company Adverse Recommendation Change; and (viii) the date of any Parent Triggering Event.

(f)    Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2. TRANSFER OF VOTING RIGHTS

2.1    Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) other than any proxy that may be granted under Section 3.2, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, in each case except as otherwise permitted by this Agreement.

SECTION 3. VOTING OF SHARES

3.1    Voting Covenant. Stockholder hereby agrees that, prior to the Voting Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in any action by written consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

(a)    in favor of: (i) the adoption of the Merger Agreement and the approval of the Merger and the other Contemplated Transactions; and (ii) any action in furtherance of any of the foregoing;

(b)    against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)    against any action, agreement, proposal or transaction involving the Company or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Voting Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, “(b)” or “(c)” of the preceding sentence. Except as set forth in or contemplated by this Agreement, Stockholder may vote his Subject Securities in his discretion on all matters submitted for the vote of the Company’s stockholders or in connection with any meeting or written consent of the Company’s stockholders.

3.2    PROXY.

(a)    Solely in the event of a failure by Stockholder to act in accordance with Stockholder’s obligations as to voting pursuant to Section 3.1 prior to the termination of this Agreement, Stockholder hereby irrevocably appoints Parent as its attorney-in-fact and proxy with full power of substitution and resubstitution, to the full extent of Stockholder’s voting rights with respect to the Subject Securities (which proxy is irrevocable and which appointment is coupled with an interest), to vote all of the Subject Securities in accordance with Section 3.1 at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in connection with any action by written consent of the stockholders of the Company. Any proxy or power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(b)    Stockholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1    Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2    No Conflicts or Consents.

(a)    The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected in any material respect; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any material Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)    The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person, except where the failure to obtain such consent or approval would not materially interfere with Stockholder’s ability to perform Stockholder’s obligations under this Agreement.

5.3    Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record or beneficially (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record or Beneficially” on the signature page of this Agreement; and (b) Stockholder does not Own any shares of capital stock of the Company other than the shares of Company Common Stock set forth on the signature page of this Agreement (except that Stockholder may be deemed to beneficially Own the shares of Company Common Stock underlying the Company Equity Awards he holds).

SECTION 6. ADDITIONAL COVENANTS OF STOCKHOLDER

6.1    Stockholder Information. Stockholder hereby agrees to permit Parent, Merger Sub and the Company to: (a) publish and disclose in any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger or the Parent Share Issuance Stockholder’s identity and ownership of shares of Company Common Stock, and the nature of Stockholder’s obligations under this Agreement; and (b) file this Agreement as an exhibit to any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger or the Parent Share Issuance.

6.2    Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, instruments and other documents, and shall take such further actions, as reasonably necessary under applicable law to perform its obligations as expressly set forth under this Agreement.

SECTION 7. MISCELLANEOUS

7.1    No Limitations on Actions. The parties hereto acknowledge that Stockholder is entering into this Agreement solely in his capacity as the beneficial owner of the Subject Securities and this Agreement shall not limit or otherwise affect his actions or fiduciary duties in his capacity as a director of the Company. Parent shall not assert any claim that any action taken by Stockholder in his capacity as a director of the Company violates any provision of this Agreement. Nothing in this Agreement shall preclude Stockholder from making such filings as are required by applicable law in connection with the entering into of this Agreement.

7.2    Termination. This Agreement shall terminate on the Voting Expiration Date; provided, however, that: (a) this Section 7 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve Stockholder from any liability arising from any breach of any provision of this Agreement prior to such termination. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

7.3    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Stockholder:

at the address set forth on the signature page of this Agreement; and

if to Parent:

Marvell Technology Group Ltd.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

Attn: General Manager

Fax:    (441) 295-3328

with a copy to:

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Attn: Chief Administration and Legal Officer

Fax:    (408) 222-9177

7.4    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

7.5    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by each of the parties.

7.6    Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder without the prior written consent of Parent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s successors and assigns and Stockholder’s heirs, estate, executors and personal representatives, and shall inure to the benefit of Parent and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

7.7    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.8    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (or, if the federal courts have exclusive jurisdiction over the matter, the United States District Court for the District of Delaware).

(b)    EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

7.9    Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.10    Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.11    Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.12    Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)    The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)    Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

MARVELL TECHNOLOGY GROUP, LTD.

By:	/s/ Jean Hu
Name:	Jean Hu
Title:	Chief Financial Officer

A-1

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER

/s/ Syed B. Ali
Signature

Syed B. Ali
Printed Name

Address:	2315 N. First Street
San Jose, CA 95131

        Shares Held of

    Record or Beneficially